Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4 TO CREDIT AGREEMENT
This Amendment No. 4 to Credit Agreement (this “Amendment”) is entered into as of October 28, 2014 by and among Catamaran Corporation (f/k/a SXC Health Solutions Corp.), a corporation organized under the laws of the Yukon Territory, Canada (the “Borrower”), JPMorgan Chase Bank, N. A., individually and as administrative agent (the “Administrative Agent”), and the other financial institutions signatory hereto.
RECITALS
A.    The Borrower, the Administrative Agent and the Lenders are party to that certain Credit Agreement dated as of July 2, 2012 (as previously amended, the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.
B.    The Borrower, the Administrative Agent and the undersigned Lenders wish to amend the Credit Agreement certain provisions thereof on the terms and conditions set forth below.
Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
1.    Amendment to Credit Agreement. Upon the Effective Date (as defined below), the Credit Agreement shall be amended as follows:
(a)    The definition of “LuxCo” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:
“LuxCo” means each Wholly-Owned Subsidiary organized under the laws of Luxembourg. “LuxCo” shall mean, individually and collectively, all LuxCos if there are more than one.
(b)    The definition of “LuxCo Transaction” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:
“LuxCo Transaction” means, collectively, (a) (i) a loan of funds (including Loan proceeds) by the Borrower to SXC US to finance the Merger and related costs and expenses and a guaranty of repayment of such loan given by one or more of the Subsidiary Guarantors (other than a LuxCo), (ii) the contribution by the Borrower of the promissory note or notes of SXC US evidencing such loan and such guaranties to a LuxCo, (iii) the transfer of such promissory note or notes of SXC US and such guaranties to another LuxCo as a contribution, in exchange for one or more promissory notes or for other consideration, (iv) payments on such promissory note or notes and guaranties being made by such SXC US or such Subsidiary Guarantors to a LuxCo, which may distribute the same to the Borrower or to another LuxCo and (v) payments on any promissory note or notes issued by a LuxCo to another LuxCo as described in clause (iii) above, which may distribute the same to the Borrower, (b) any other transaction consisting of a loan of funds permitted hereby made by the Borrower to a Wholly-Owned Domestic Subsidiary and a guaranty of repayment of such loan by one or more of the Subsidiary Guarantors (other than LuxCo), a contribution by the Borrower of the promissory note or notes evidencing such loan and such guaranties to LuxCo, the transfer of such promissory note or notes of such Wholly-Owned Domestic Subsidiary and such guaranties to another LuxCo as a contribution, in exchange for one or more promissory notes or for other consideration, payments on such promissory note or notes and guaranties being made by such Wholly-Owned Domestic Subsidiary or such Subsidiary Guarantors to a LuxCo, which may distribute the same to the Borrower or another LuxCo and payments on any promissory note or notes issued by a LuxCo to another LuxCo which may distribute the same to the Borrower and (c) the transfer (by contribution or otherwise) by the Borrower of the equity interests of a LuxCo to another LuxCo.
(c)    The definition of “Swingline Exposure” contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Revolver Percentage of the total Swingline Exposure at such time; provided, however, that for purposes of determining the Revolving Credit Exposure of the Lender which is the Swingline Lender at any time for purposes of Sections 2.01(a)(a), 2.05(a)(ii) and 2.06(b)(ii), the Swingline Exposure of the Swingline Lender at such time shall be deemed to be the principal amount of all Swingline Loans outstanding at such time (to the extent that the other Lenders shall not have funded their participations in such Swingline Loans).
(d)    Section 2.05(a) of the Credit Agreement is amended in its entirety to read as follows:

Exhibit 10.1

(a)    Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $35,000,000, (ii) the Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment or (iii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
(e)    Section 2.06(b) of the Credit Agreement is amended in its entirety to read as follows:
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $150,000,000,  (ii) no Lender’s Revolving Credit Exposure shall exceed its Revolving Commitment and (iii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Commitments.
(f)    Section 5.11 of the Credit Agreement is hereby deleted and replaced with the following:
SECTION 5.11. LuxCo. (a) At least 5 Business Days (or such shorter period to which the Administrative Agent may agree) prior to the contribution or transfer of the promissory notes to a LuxCo as described in the definition of LuxCo Transaction, the Borrower shall cause such LuxCo transferee to (i) execute and deliver to the Administrative Agent a guaranty substantially similar to the Subsidiary Guaranty or a joinder to the Subsidiary Guaranty, (ii) pledge to the Administrative Agent or the Collateral Agent for the benefit of the Secured Creditors a first priority (subject to Liens permitted by Section 6.02) security interest in all personal property owned by such Subsidiary pursuant to a security and/or pledge agreement substantially similar to the Security Agreement and/or the Pledge Agreement (or pursuant to a joinder agreement to the Security Agreement and/or the Pledge Agreement in form reasonably satisfactory to the Administrative Agent) or, if applicable and requested by the Administrative Agent, a foreign law security or pledge agreement in form reasonably satisfactory to the Administrative Agent and (iii) execute and deliver such other documentation (including related certificates and opinions) reasonably acceptable to the Administrative Agent.
(b)    The Borrower shall cause LuxCo to promptly (and, in any event within 30 days (or such longer period to which the Administrative Agent may agree) after receipt thereof by any LuxCo) remit to the Borrower (either directly or through another LuxCo) the proceeds of any payments received by any LuxCo on intercompany notes held by it in connection with any LuxCo Transaction (without duplication), net of such amounts as the Borrower may in good faith determine are required to meet LuxCo’s obligations for taxes and administrative expenses.
(g)    Section 6.02(i) of the Credit Agreement is amended in its entirety to read as follows:
(i)    other Liens securing Indebtedness or other obligations at no time exceeding $50,000,000 in aggregate outstanding principal amount.
(h)    Section 6.07 of the Credit Agreement is amended by adding the following sentence to the end of such section:
Notwithstanding anything in this Agreement to the contrary, including without limitation the proviso in the definition of Credit Parties, the parties agree that (a) transactions solely between one LuxCo and another LuxCo, each of which is a Subsidiary Guarantor, shall be permitted (with the guarantee of obligations of one party by another party being deemed a transaction between such parties) and (b) provisions hereof permitting transactions between non-Credit Parties shall not be deemed to permit transactions between a LuxCo and a non-Credit Party.

Exhibit 10.1

2.    Representations and Warranties of the Borrower. The Borrower represents and warrants that as of the date hereof and as of the Effective Date:
(a)    The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(b)    Each of the representations and warranties contained in the Credit Agreement (treating this Amendment as a Credit Document for purposes thereof) is true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of the Effective Date as if made on such date, or to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date; and
(c)    After giving effect to this Amendment, no Default has occurred and is continuing.
3.    Effective Date. This Amendment shall become effective on the date (the “Effective Date”) this Amendment is executed and delivered by the Borrower, the Administrative Agent and the Required Lenders (without respect to whether it has been executed and delivered by all the Lenders).
In the event the Effective Date has not occurred on or before October 31, 2014, Section 1 hereof shall not become operative and shall be of no force or effect.
4.    Reference to and Effect Upon the Credit Agreement.
(a)    Except as specifically amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. This Amendment shall constitute a Credit Document.
(b)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Credit Document, nor constitute a waiver of any provision of the Credit Agreement (including without limitation any cross-default arising under the Credit Agreement by virtue of any defaults under other agreements (excluding the Credit Documents) resulting from the matters which are specifically waived hereby) or any Credit Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.
5.    Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable and documented fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.
6.    Governing Law. This Amendment shall be governed and construed in accordance with the internal laws (including, without limitation, Section 5-1401 of the general obligations law of New York, but otherwise without regard to the law of conflicts) of the State of New York.
7.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
8.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic mail shall be effective as delivery of manually executed counterpart hereof.

Exhibit 10.1

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.
CATAMARAN CORPORATION, as Borrower

By /s/ Michael Shapiro
Name:     Michael Shapiro
Title: Senior Vice President and Chief Financial Officer

                    JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By/s/ William J. Oleferchik
Name: William J. Oleferchik
Title: Managing Director

Wells Fargo Bank National Association, as a Lender

By/s/ Kirk Tesch
Name: Kirk Tesch
Title: Managing Director

BANK OF AMERICA, N.A., as a Lender

By/s/ Yinghua Zhang
Name: Yinghua Zhang
Title: Vice President

U.S. Bank National Association, as Canadian Lender

By/s/ Paul Rodgers
Name: Paul Rodgers
Title: Principal Officer

Fifth Third Bank (Canada Branch), as a Lender

By/s/ Neil Ghai
Name: Neil Ghai
Title: Vice President

TD BANK, N.A., as a Lender

By/s/ Shivani Agarwal
Name: Shivani Agarwal
Title: Senior Vice President

Compass Bank, as a Lender

By/s/ Jeff Bork
Name: Jeff Bork
Title: Senior Vice President

SUNTRUST BANK, as a Lender

By/s/ Jared Cohen
Name: Jared Cohen
Title: Vice President

Exhibit 10.1

Sumitomo Mitsui Banking Corporation, as a Lender

By/s/ David W. Kee
Name: David W. Kee
Title: Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By/s/ Amy Trapp
Name: Amy Trapp
Title: Managing Director

By/s/ John Bosco
Name: John Bosco
Title: Director

PNC BANK CANADA BRANCH, as a Lender

By/s/ Caroline Stade
Name: Caroline Stade
Title: Senior Vice President
PNC Bank Canada Branch

By/s/ Bill Hines
Name: Bill Hines
Title: Regional President - Canada

MORGAN STANLEY BANK, N.A., as a Lender

By/s/ Alice Lee
Name: Alice Lee
Title: Authorized Signatory

Mizuho Bank, Ltd., as a Lender

By/s/ Bertram Tang
Name: Bertram Tang
Title: Senior Vice President & Team Leader

MANUFACTURERS BANK, as a Lender

By/s/ Charles Jou
Name: Charles Jou
Title: Vice President

Royal Bank of Canada, as a Lender

By/s/ Amy Promaine
Name: Amy Promaine
Title: Authorized Signatory

Exhibit 10.1

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By/s/ Christopher Day
Name: Christopher Day
Title: Authorized Signatory

By/s/ Remy Riester
Name: Remy Riester
Title: Authorized Signatory

CITIBANK, N.A., as a Lender

By/s/ Patricia Guerra Heh
Name: Patricia Guerra Heh
Title: Vice President

Capital One, N.A., as a Lender

By/s/ David Maheu
Name: David Maheu
Title: Senior Vice President

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Lender

By/s/ Scott O’Connell
Name: Scott O’Connell
Title: Director

BRANCH BANKING AND TRUST COMPANY, as a Lender

By/s/ Brett Miller
Name: Brett Miller
Title: Senior Vice President